UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

Cision Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-38140	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 East Randolph Street, 7th Floor Chicago, Illinois		60601
(Address of principal executive offices, including zip code)		(Zip Code)

(866) 639-5087

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	CISN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Merger Agreement

On October 22, 2019, Cision Ltd., a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among MJ23 UK Acquisition Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), Castle Merger Limited, a Cayman Islands exempted company (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration. As a result of the Merger, each ordinary share, par value $0.0001 per share, of the Company (a “Share”), outstanding as of immediately prior to the issuance of the effective time of the Merger (the “Effective Time”) (other than Shares held by the Company, Parent or Merger Sub, and Ordinary Shares as to which the holder has validly exercised and perfected and not effectively withdrawn or lost their rights to dissent under the applicable provisions of the Companies Law (2018 Revision) of the Cayman Islands) will automatically be surrendered and exchanged for the right to receive cash in an amount equal to $10.00, without interest thereon (the “Per Share Price”).

Treatment of Company Equity Awards and Specified Restricted Shares. The Merger Agreement provides that, at the Effective Time, each vested option to purchase Shares (a “Vested Option”) will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price (less the exercise price per share attributable to such Vested Option); multiplied by (2) the total number of Shares issuable upon exercise in full of such Vested Option. Each option to purchase Shares which is subject to performance vesting conditions (a “Performance Vesting Option”) will vest to the extent such conditions have been satisfied based on achievement of the applicable Company performance goals as of the date of the closing of the Merger. Each Performance Vesting Option that so vests will become entitled to payment in the same manner as Vested Options. Each unvested option to purchase Shares (an “Unvested Option”), other than Performance Vesting Options, will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (1) the aggregate number of Shares subject to such Unvested Option; multiplied by (2) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Option, which consideration will vest and become payable at the same time as the Unvested Option for which such consideration were exchanged would have become vested pursuant to its terms. All options (whether vested or unvested) for which the applicable per share exercise price exceeds $10.00 will be cancelled and extinguished for no payment of any kind.

Each vested restricted stock unit of the Company (a “Vested RSU”) will be be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price; multiplied by (2) the total number of Shares subject to such Vested RSU. Each unvested restricted stock unit of the Company (an “Unvested RSU”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price; multiplied by (2) the total number of Shares subject to such Unvested RSU, which consideration will vest and become payable at the same time as the Unvested RSU for which such consideration amounts were exchanged would have vested pursuant to its terms.

Certain Shares were issued, or are underlying retention agreements entered into, by the Company in connection with prior acquisitions and remain subject to transfer restrictions and/or forfeiture in accordance with the terms of the applicable acquisition agreement or retention agreement (the “Specified Restricted Shares”). At the Effective Time, each Specified Restricted Share will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Per Share Price; provided that such consideration will continue to be subject to the same vesting terms and/or restrictions (including with respect to forfeiture thereof) as the Specified Restricted Share for which such consideration was exchanged. Such consideration will become payable at the same time as the restrictions or vesting terms with respect to the Specified Restricted Share for which such consideration was exchanged would have lapsed or been satisfied, as applicable.

Board Recommendation. In connection with the approval of the Merger Agreement, the Company’s Board of Directors (the “Board”) unanimously resolved to recommend that the Company’s shareholders authorize the Merger Agreement in accordance with the Company’s organizational documents.

Go Shop and Non-Solicitation Periods. Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and ending at 11:59 p.m. (New York City time) on November 12, 2019 or, solely with respect to any Excluded Party, ending at 11:59 p.m. (New York City time) on November 19, 2019 (such applicable date, the “Go-Shop Period End Date”), the Company and its subsidiaries and their respective representatives may, subject to the terms and conditions of the Merger Agreement, initiate, solicit and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties, and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the Go-Shop Period End Date, the Company will become subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide nonpublic information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals, except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law.

Representations, Warranties and Covenants. The Company and Parent have each made customary representations and warranties in the Merger Agreement. The Company has agreed to customary covenants in the Merger Agreement, including, among others, covenants to (1) conduct its business and operations in the ordinary course of business consistent with past practice between the date of execution and delivery of the Merger Agreement and the Effective Time, and (2) not to engage in certain types of actions related to the operation of its business during this period without Parent’s consent. The Company and Parent each agreed to use reasonable best efforts to take all actions as are necessary to consummate the Merger. Parent agreed to use reasonable best efforts to obtain the debt financing contemplated by debt commitment letters delivered to the Company in connection with the execution and delivery of the Merger Agreement, and the Company agreed to take actions to cooperate with such efforts.

Closing Conditions. The consummation of the Merger is subject to certain customary conditions, including, but not limited to, (1) receipt of the vote in favor of the authorization of the Merger Agreement by the holders of at least two-thirds of the Shares present and voting in person or by proxy at the shareholders’ meeting; (2) expiration of waiting periods (and any extensions thereof), if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other regulatory approvals in Canada and the European Union, (3) the absence of a Company Material Adverse Effect and (4) the absence of any law or order prohibiting, making illegal or enjoining the Merger.

Closing of the Merger. The Merger Agreement provides for the consummation of the Merger to occur on the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the closing conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing), provided that, unless otherwise waived by Parent, the Closing will not occur earlier than the later of (x) January 31, 2020 and (y) 15 Business Days after the mailing of the definitive proxy statement relating to the Merger.

Termination; Termination Fees. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and the right of either party to terminate the Merger Agreement if the Merger is not consummated by April 19, 2020. Upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $53,550,000, provided that if the Company terminates the Merger Agreement to accept a Superior Proposal prior to November 19, 2019 and enters into a definitive agreement with an Excluded Party at such time, the amount of the termination fee payable to Parent will be $30,600,000. Upon termination of the Merger Agreement by the Company or Parent under other specified conditions, Parent will be required to pay the Company a termination fee of $91,800,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the

Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Letter delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Voting Agreement

On October 22, 2019, Canyon Holdings (Cayman), L.P. (“Canyon Holdings”) and GTCR Investment X AIV, Ltd. entered into a Voting Agreement (the “Voting Agreement”) with Parent, pursuant to which, among other things, Canyon Holdings has agreed to vote its Shares in favor of the Merger and the authorization of the Merger Agreement. The obligations of the parties to the Voting Agreement terminate upon the termination of the Merger Agreement or a Company Board Recommendation Change, among other circumstances. The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

8.01    Other Events.

On October 22, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on October 22, 2019, the Company issued communications to its employees and customers concerning the Merger Agreement and the proposed Merger. Copies of those communications are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this report:

2.1*	Agreement and Plan of Merger, dated as of October 22, 2019, by and among MJ23 UK Acquisition Limited, Castle Merger Limited and Cision Ltd.

10.1	Voting Agreement, dated as of October 22, 2019, by and among MJ23 UK Acquisition Limited, Canyon Holdings (Cayman), L.P. and GTCR Investment X AIV, Ltd.

99.1	Press Release, dated October 22, 2019.

99.2	Letter to Employees, dated October 22, 2019.

99.3	Letter to Customers, dated October 22, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

Forward-Looking Statements

Certain statements in this filing are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,”

“project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Parent’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that the Company will file with the SEC and furnish to the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISION LTD.

Date: October 22, 2019

	By:	/s/ Jack Pearlstein
	Name:	Jack Pearlstein
	Title:	Chief Financial Officer